                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[X]  Definitive Information Statement

                                 VALIC COMPANY I
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

                                 VALIC COMPANY I
                                CORE EQUITY FUND

                               2929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019

March 19, 2007

Dear Participant:

     You are receiving the enclosed Information Statement because you own interests in the Core Equity Fund (the "Fund") of VALIC Company I. The purpose of the Information Statement is to inform you that on January 24, 2007, the Board of Directors 1) approved the termination of the Fund's sub-advisers, Edge Asset Management ("EAM") (formerly known as WM Advisors, Inc.) and Wellington Management Company, LLP ("Wellington Management"), and 2) approved the hiring of BlackRock Investment Management, LLC ("BlackRock") as the Fund's new sub-adviser. BlackRock began managing the Fund on March 5, 2007.

     THE BOARD OF DIRECTORS DETERMINED THAT IT WAS IN THE BEST INTEREST OF THE FUND AND IN THE BEST INTERESTS OF SHAREHOLDERS THAT EAM AND WELLINGTON MANAGEMENT BE TERMINATED AND BLACKROCK BE HIRED AS THE FUND'S SUB-ADVISER. THE HIRING OF BLACKROCK AS THE FUND'S SUB-ADVISER DID NOT RESULT IN ANY CHANGES TO THE FUND'S INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGY AS STATED IN THE VALIC COMPANY I PROSPECTUS, OR TO THE EXPENSES PAYABLE BY THE FUND. As a matter of regulatory compliance, we are sending you this Information Statement, which describes the management structure of the Fund, the ownership of BlackRock and the terms of the investment sub-advisory agreement with BlackRock, which the Board of Directors, including the Directors who not interested persons as defined by the Investment Company Act of 1940, have approved.

     THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,


/s/ Evelyn Curran
-------------------------------------
Evelyn Curran
President
VALIC Company I

                                 VALIC COMPANY I
                                CORE EQUITY FUND

                               2929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019

                                   ----------

                              INFORMATION STATEMENT

                                   ----------

INTRODUCTION

     You have received this information statement because on March 2, 2007, you owned interests in the Core Equity Fund (the "Fund") of VALIC Company I ("VC I") within a variable annuity or variable life insurance contract ("Contract") or through a qualified employer-sponsored retirement plan or individual retirement account ("Plan"). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund's Board of Directors (the "Board") to terminate the advisory agreements with the Fund's sub-advisers and hire a new sub-adviser.

     Prior to March 5, 2007, the Fund was sub-advised by Edge Asset Management ("EAM") (formerly known as WM Advisors, Inc.) and Wellington Management Company, LLP ("Wellington Management"). Since November 2004, the Fund has been an inconsistent performer. On January 24, 2007, the Board, including a majority of the directors who are not interested persons ("Independent Directors"), as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), (1) approved the termination of EAM and Wellington Management and (2) approved the hiring of BlackRock Investment Management, LLC, ("BlackRock") as the Fund's new sub-adviser. As a result of these actions, the Board, including a majority of the Independent Directors, approved a new Investment Sub-Advisory Agreement for the Fund, between The Variable Annuity Life Insurance Company ("VALIC") and BlackRock (the "BlackRock Sub-Advisory Agreement").

     The BlackRock Sub-Advisory Agreement is the same in all material respects as the Investment Sub-Advisory Agreements between VALIC and both EAM and Wellington Management, except for the name of the sub-adviser, the effective date and term of the agreement, and the sub-advisory fee rate. There may be other differences in the sub-advisory agreements but VALIC believes these differences are not material. The Fund's advisory fee and total annual operating expenses have not changed as a result of the addition of BlackRock as a sub-adviser.

     VC I has received an exemptive order from the Securities and Exchange Commission ("SEC") which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Directors, must first approve each sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change is beneficial to shareholders. Based on this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about March 19, 2007, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on March 2, 2007 (the "Record Date").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

THE ADVISER AND ITS RESPONSIBILITIES

     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs sub-advisers who make investment decisions for the Fund according to the Fund's investment objective and restrictions. Subject to the oversight of VALIC, the sub-advisers use their own investment styles to evaluate pertinent economic, statistical, financial and other quantitative or qualitative data in order to determine the optimal portfolio holdings with respect to the Fund's assets to meet the Fund's objectives and the applicable performance benchmark.

     As the adviser to the Fund, VALIC monitors the sub-adviser and compares the Fund's performance with relevant market indices and peer groups. VALIC examines sub-advisers compliance with VALIC's and the Fund's policies. VALIC regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended BlackRock after conducting research and performing qualitative and quantitative analysis of other candidate firms and their organizational structure, investment processes and styles and long-term performance record.

     Under the Investment Advisory Agreement between VALIC and VC I, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended May 31, 2006 was 0.78% of average daily net assets or $3,998,680. The Investment Advisory Agreement was last approved by the Board on July 18, 2006.

THE FUND'S INVESTMENT STRATEGY

     The Fund invests primarily in large-cap quality companies with long-term growth potential. Important characteristics of such companies include: a strong management team, a leadership position within an industry, a globally competitive focus, a strong balance sheet and a high return on equity. The Fund invests, under normal circumstances, at least 80% of net assets, at the time of purchase, in common stocks and related securities, including preferred stocks and convertible stocks. "Net assets" will take into account borrowings for investment purposes.

     As a result of the subadviser change, the Fund's benchmark changed effective March 5, 2007 from the S&P 500(R) Index to the Russell 1000(R) Index. The Russell 1000(R) Index measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, which represents approximately 92% of the total market capitalization of the Russell 3000(R) Index.

THE BLACKROCK SUB-ADVISORY AGREEMENT

     Pursuant to the BlackRock Sub-Advisory Agreement, BlackRock agreed to provide an investment program and be responsible for the investment and reinvestment of the Fund's assets. BlackRock will select securities for the Fund, subject to VALIC's oversight. BlackRock may place trades through brokers of their choosing and will take into consideration the quality of the brokers' services and execution.

     The Board approved replacing EAM and Wellington Management with two complementary investment management teams from BlackRock: the Large Cap Core team and the Basic Value team. The assets of the Fund will be divided between the two investment strategy teams with 70% allocated to the Large Cap Core team and 30% allocated to the Basic Value team. Flexibility will be given to BlackRock to control the allocation between the two investment teams in order to maximize performance and maintain position in the Morningstar Large Blend category.

     The BlackRock Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the BlackRock Sub-Advisory Agreement, or for any losses sustained in connection with the matters to which the BlackRock Sub-Advisory Agreement relates, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The BlackRock Sub-Advisory Agreement provides for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Directors. The BlackRock Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days' written notice. The BlackRock Sub-Advisory Agreement is attached to this information statement as Exhibit A.

     Effective Dates: The BlackRock Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Directors, on January 24, 2007. The effective date of the BlackRock Sub-Advisory Agreement was March 5, 2007. The Board will review the BlackRock Sub-Advisory Agreement again in 2008.

     Sub-advisory Fees. For the fiscal year ended May 31, 2006, VALIC paid EAM and Wellington Management an aggregate of $1,350,867 for sub-advisory services provided to the Fund, which amounted to 0.26% of the Fund's average daily net assets. VALIC retained $2,647,813 of its advisory fee after payment of sub-advisory fees.

     If for the fiscal year ended May 31, 2006, BlackRock had served as a sub-adviser to the Fund for the entire year, VALIC would have paid sub-advisory fees in the amount of $1,718,540, or 0.34% of average daily net assets under management. Based on this hypothetical, VALIC would have paid BlackRock $367,673, or 27%, more than what VALIC actually paid Wellington and EAM during the period, and VALIC would have retained less of its advisory fees.

BOARD CONSIDERATIONS

     The Board received materials relating to its consideration of the BlackRock Sub-Advisory Agreement, including: (1) BlackRock's sub-advisory fee rate, compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives ("Sub-advisory Expense Group"), as selected by an independent third-party provider of investment company data; (2) the investment performance of the Fund compared to performance of funds in the Morningstar Large Blend Category ("Performance Group") and against its current benchmark, the Standard & Poor's 500(R) Index ("S&P 500 Index"); (3) the nature, extent and quality of services to be provided by BlackRock; (4) the costs of services and the benefits potentially derived by BlackRock, (5) the terms of the BlackRock Sub-Advisory Agreement; (6) whether the Fund will benefit from possible economies of scale by engaging BlackRock as a sub-adviser and the profitability of VALIC and BlackRock; and (7) information regarding BlackRock's compliance and regulatory history.

     The Board was advised that BlackRock completed a detailed questionnaire and that its response was reviewed by management and counsel to the Independent Directors. The Board was advised of the various factors that the Board should consider in its review of the BlackRock Sub-Advisory Agreement.

     The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the BlackRock Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions during which such independent counsel provided guidance to the Independent Directors.

     Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided by BlackRock. The Board noted that BlackRock would use two teams to manage the Fund's portfolio of securities on a day-to-day basis, which includes providing investment research, advice and supervision, and determining which Fund securities should be purchased or sold. The Board considered that BlackRock utilizes strict portfolio construction parameters and risk management controls in a multi-factor model. The Board also considered that BlackRock's balanced investment approach incorporates quantitative models and fundamental research, a bottom-up stock selection process and strict diversification requirements.

     The Board also reviewed the qualifications, background and responsibilities of BlackRock's portfolio managers who would be responsible for managing the Fund, and other BlackRock investment and compliance personnel. The Board considered that the Fund would be managed by BlackRock's Large Cap Core and Basic Value Investment teams and that BlackRock would have the flexibility to reallocate the Fund's assets between the two teams to help maximize the Fund's performance and maintain its position within the Morningstar Large Cap Blend Category. It noted that initially the Fund's assets would be split 70% managed by the Large Cap Core Investment Team and 30% managed by the Basic Value Investment Team.

     The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by BlackRock and that there was a reasonable basis on which to conclude that BlackRock would provide a high quality of investment management services to the Fund.

     Fees and Expenses. The Board considered that the Fund's sub-advisory fees will increase once BlackRock assumes sub-advisory responsibilities, but that the advisory fee payable to VALIC by the Fund will remain unchanged. The Board noted that the Fund's current actual and contractual sub-advisory fees were below the median of its Sub-advisory Expense Group and that the subadvisory fees payable to BlackRock would be approximately at the median of its Sub-advisory Expense Group. The Board concluded that the fees payable to BlackRock is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.

     Investment Performance. Management reported that the rationale for hiring BlackRock was due to the Fund's inconsistent performance. The Board received and reviewed information regarding the Fund's actual investment performance compared to the S&P 500(R) Index, its current benchmark and the average of the Morningstar Large Blend Category. In addition, the Board considered management's presentation of hypothetical performance of the Fund if it had been sub-advised by BlackRock with the proposed allocations between the two investment teams. The Fund's actual performance for the one- and three-year periods ended September 30, 2006, underperformed the S&P 500 Index and its Performance Group; however, the hypothetical performance for the same periods exceeded the Fund's performance, the S&P 500 Index and its Performance Group. The Board concluded that management was addressing the Fund's performance by proposing a new sub-adviser.

     Profitability and Economies of Scale. In considering the profitability to BlackRock in connection with its relationship with the Fund, the Directors noted that the fees under the BlackRock Sub-Advisory Agreement are paid by VALIC out of the advisory fees that VALIC receives under the Investment Advisory Agreement. The Board also relied on the ability of VALIC to negotiate the BlackRock Sub-Advisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the Directors determined that the profitability to BlackRock from its relationship with the Fund was not a material factor in their deliberations. For similar reasons, the potential for the Fund to experience economies of scale from BlackRock's management of the Fund was not considered a material factor to the Board's consideration of BlackRock.

     Terms of the BlackRock Sub-Advisory Agreement. The Board reviewed the terms of the BlackRock Sub-Advisory Agreement including the duties and responsibilities undertaken. The Board also reviewed the terms of payment for services rendered by BlackRock and noted that VALIC would compensate BlackRock out of the advisory fees it receives from the Fund. The Board noted that the BlackRock Sub-Advisory Agreement provides that BlackRock will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the BlackRock Sub-Advisory Agreement and other terms contained therein. The Board concluded that the terms of the BlackRock Sub-Advisory Agreement were reasonable.

     Compliance. The Board reviewed BlackRock's compliance personnel, regulatory history, including information whether it was currently involved in any regulatory actions or investigations. In addition, the Board reviewed information concerning BlackRock's compliance staff that would be responsible for providing compliance functions on behalf of the Fund and concluded that there was no information provided that would have a material adverse effect on BlackRock's ability to provide services to the Fund.

     Conclusions. In reaching its decision to approve the BlackRock Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Director contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that BlackRock possesses the capability and resources to perform the duties required of it under the BlackRock Sub-Advisory Agreement.

INFORMATION ABOUT BLACKROCK

     BlackRock is an indirect, wholly-owned subsidiary of BlackRock, Inc. BlackRock, Inc. is the sole member of BlackRock Holdco1, LLC, which company is the sole member of Trident merger, LLC, which company is the sole member of BlackRock. BlackRock currently offers investment advisory services to investment companies, individual investors and institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. BlackRock, Inc. is owned by Merrill Lynch & Co., Inc. (49%) and by The PNC Financial Services Group, Inc. (34%). The address of BlackRock is 800 Scudders Mill Road, Planisboro, NJ 08536. The address of each of BlackRock, Inc., BlackRock Holdco1, LLC and Trident Merger, LLC is 40 East 52nd Street, New York, NY 10022.

     The combined company has over 4,700 employees in 18 countries and a major presence in most key markets, including the U.S., the U.K., Asia, Australia, the Middle East and Europe. As of December 31, 2006, the assets under management of the BlackRock organization (including its subsidiaries) were $1.125 trillion.

     BlackRock is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with BlackRock or its affiliates since the beginning of the Fund's most recent fiscal year.

     The following chart lists the principal executive officer and additional executive officers of BlackRock and their principal occupations. The address for each of the named executive officers is 40 East 52nd Street, New York, New York.

NAME                      POSITION
----                      --------
Laurence D. Fink          Chief Executive Officer
Ralph L. Schlosstein      President
Henry Gabbay              Chief Administrative Officer
Steven E. Buller          Chief Financial Officer
Robert P. Connolly        General Counsel and Secretary
Bartholomew A. Battista   Chief Compliance Officer

     BlackRock does not provide investment advisory services to any other mutual funds with an investment process similar to the Fund.

OTHER SERVICE AGREEMENTS

     VC I has service agreements with VALIC and AIG SunAmerica Asset Management Corp. ("AIG SAAMCo") to provide transfer agency services and legal/accounting/administrative services, respectively, to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2006, the Fund paid VALIC $1,717 for transfer agency services rendered pursuant to its agreement and paid AIG SAAMCo $357,243 for legal, accounting and administrative services. AIG SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc. is the Fund's underwriter.

BROKERAGE COMMISSIONS

     The Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended May 31, 2006.

                                 ANNUAL REPORTS

     Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:

     -    write to:
          VALIC Company I
          2929 Allen Parkway
          Houston, Texas 77019

     -    call (800) 448-2542

     -    access the Report through the Internet at www.aigvalic.com

                              SHAREHOLDER PROPOSALS

     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company I, 2929 Allen Parkway, Houston, Texas 77019.

                               OWNERSHIP OF SHARES

     As of the Record Date, there were 31,012,897 shares of the Fund outstanding. All shares of the Fund are owned by VALIC Separate Account A. To VALIC's knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

                                                                       EXHIBIT A

                        INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 5th day of March, 2007, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and BLACKROCK INVESTMENT MANAGEMENT, LLC, hereinafter referred to as the "SUB-ADVISER."

     VALIC and the SUB-ADVISER recognize the following:

          (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

          (b) VALIC is engaged as the investment adviser of VALIC Company I ("VC I"), pursuant to an Investment Advisory Agreement between VALIC and VC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

          (c)  VC I currently consists of thirty-two portfolios ("Funds"):

               Asset Allocation Fund
               Blue Chip Growth Fund
               Broad Cap Value Income Fund
               Capital Conservation Fund
               Core Equity Fund
               Core Value Fund
               Foreign Value Fund
               Global Equity Fund
               Global Strategy Fund
               Government Securities Fund
               Growth & Income Fund
               Health Sciences Fund
               Inflation Protected Fund
               International Equities Fund
               International Government Bond Fund
               International Growth I Fund
               Large Cap Core Fund
               Large Capital Growth Fund
               Mid Cap Index Fund
               Mid Cap Strategic Growth Fund
               Money Market I Fund
               Nasdaq-100(R) Index Fund
               Science & Technology Fund
               Small Cap Aggressive Growth Fund
               Small Cap Fund
               Small Cap Index Fund
               Small Cap Special Values Fund
               Small Cap Strategic Growth Fund
               Social Awareness Fund
               Stock Index Fund
               VALIC Ultra Fund
               Value Fund

               In accordance with VC I's Articles of Incorporation (the "Articles"), new Funds may be added to VC I upon approval of VC I's Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Fund(s)").

          (d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

          (e) VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

     VALIC and the SUB-ADVISER agree as follows:

1.   SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

     The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC I's Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), VC I's Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC I's Board of Directors and provided to the SUB-ADVISER, shall:

          (a) manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

          (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

     The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained by the Covered Fund(s) and its agents for valuation purposes are consistent with the prices on the SUB-ADVISER's portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

     In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations. Subject to approval by VC I's Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and Rule 17e-1 thereunder, the SUB-ADVISER may engage its affiliates, the VALIC and its affiliates or any other subadviser to VC I and its respective affiliates, as broker-dealers or futures commission merchants to effect Covered Fund transactions in securities and other investments for a Covered Fund.

     The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER's reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-ADVISER'S fiduciary obligations to the Covered Fund(s) and its other clients, considering factors such as the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination whether such aggregation is fair and reasonable by the SUB-ADVISER is subjective and represents the SUB-ADVISER's evaluation that the Covered Fund(s) may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

     VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund's Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund's Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

     The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC I's Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC I promptly upon their reasonable written request all of the Covered Fund(s)' investment records and ledgers to assist VALIC and VC I in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC I's Board of Directors such periodic and special reports as VALIC and VC I's Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

     The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Directors of VC I has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or VC I to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or Court of Law of competent jurisdiction, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information without prior approval by VALIC or the Board of Directors of VC I.

     Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, within a reasonable time after receipt of such notice as agreed to by the SUBADVISER and VALIC the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

     The SUB-ADVISER will not hold money or investments on behalf of VC I. The money and investments will be held by the Custodian of VC I. The SUB-ADVISER will arrange for the transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC I (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for VC I (ii) to deliver securities and other property against payment for VC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

     VALIC will vote proxies relating to securities held by the Covered Fund(s). VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Directors. VALIC may, on certain non-routine matters, consult with the SUB-ADVISER before voting proxies relating to securities held by the Covered Fund(s). VALIC will instruct the Custodian and other parties providing services to VC I promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s). The SUB-ADVISER shall not be responsible for taking any action on behalf of the Covered Funds in connection with any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Covered Fund(s) including, without limitation, to file proofs of claim or other documents related to such proceedings (the "Litigation") or to investigate, initiate, supervise, or monitor the Litigation involving the Covered Funds' assets.

     The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC I other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

     Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

     The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.

2.   COMPENSATION OF THE SUB-ADVISER

     VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time by written agreement executed by VALIC and the SUB-ADVISER, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

     The average daily net asset value shall be determined by taking the average of all of the determinations of net asset value, made in the manner provided in VC I's constitutive documents, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than fifteen (15) days following the end of the month.

     If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

     The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

3.   SCOPE OF THE SUB-ADVISER'S ACTIVITIES

     VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities on an equitable basis. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

     Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

     The SUB-ADVISER shall not be liable to VALIC, VC I, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement. The provisions of this paragraph shall survive the termination of the Agreement.

     VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC. VALIC acknowledges that the SUB-ADVISER shall rely completely upon VALIC's determination of whether and to what extent each Covered Fund(s) is in compliance with Subchapter M and Section 817(h) of the Code and that the SUB-ADVISER has no separate and independent responsibility to test for such compliance.

4.   REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

     The SUB-ADVISER represents, warrants, and agrees as follows:

          (a) The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and
               (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

          (b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC I with a copy of such code of ethics together with evidence of its adoption.

          (c) The SUB-ADVISER has provided VALIC and VC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

     VALIC represents, warrants, and agrees as follows:

          (a) VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and
               (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

          (b) VALIC has the authority under the Investment Advisory Agreement between VALIC and VC I to delegate some or all of its responsibilities to one or more sub-advisers.

5.   TERM OF AGREEMENT

     This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I's Directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I's Board of Directors or a majority of that Covered Fund's outstanding voting securities (as defined in the 1940 Act).

     This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC I's Board of Directors or by vote of a majority of that Covered Fund's outstanding voting securities on not more than 60 days' nor less than 30 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days' nor less than 30 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days' nor less than 30 days' prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.   OTHER MATTERS

     The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC I with respect to them.

     The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund's property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder, provided that VALIC reimburses the SUB-ADVISER for its reasonable expenses in making duplicate copies of such books and records for SUB-ADVISER's files. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b)(5), (6), (7), (9), (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

     VALIC has herewith furnished the SUB-ADVISER copies of VC I's Prospectus, Statement of Additional Information, investment objectives, policies and restrictions, and any applicable procedures adopted by VC I's Board of Directors, as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

     The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of VC I or the Covered Fund(s) in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.

     VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund(s) or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

     VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC I or a Covered Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC. The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

     The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise
     (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC I or a Covered Fund to the extent any such statement or omission was made in reliance on written information provided by the SUB-ADVISER.

     Promptly after receipt by either VALIC or SUB-ADVISER (an "Indemnified Party") under this Section 6 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying Party") under this section, notify Indemnifying Party of the commencement thereof; but the omission so to notify Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this Agreement.

7.   APPLICABILITY OF FEDERAL SECURITIES LAWS

     This Agreement shall be interpreted in accordance with the laws of the State of New York and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.   AMENDMENT AND WAIVER

     Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.   NOTICES

     All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

          If to VALIC:              With a copy to:

          Attn: Evelyn Curran       Attn: Tom Ward
          2929 Allen Parkway, L14   2929 Allen Parkway, L13-20
          Houston, Texas 77019      Houston, Texas 77019
          Tel: (713) 831-6425       Tel: (713) 831-5399
          Fax: (713) 831-4124       Fax: (713) 831-4124

          If to SUB-ADVISER:

          800 Scudders Mill Road
          Plainsboro, NJ 08536
          Attn: Legal Department
          Tel: (609) 282-2382
          Fax: (609) 282-8600

     The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                        THE VARIABLE ANNUITY LIFE INSURANCE
                                        COMPANY


                                        By: /S/ EVELYN M. CURRAN
                                            ------------------------------------
                                        Name: Evelyn M. Curran
                                        Title: Senior Vice President


ATTEST:


Attest: /s/ MARK MATTHES
        -----------------------------
Name: Mark Matthes
Title: Associate Counsel - AIG SAAMCo


                                        BLACKROCK INVESTMENT MANAGEMENT, LLC


                                        By: /s/ DONALD BURKE
                                            ------------------------------------
                                        Name: Donald Burke
                                        Title: Managing Director


ATTEST:


Attest: /s/ RACHEL P. RICCI
        -----------------------------
Name: Rachel P. Ricci
Title: Vice President

                                   SCHEDULE A
                                 COVERED FUND(S)

Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund       Fee
------------       ----
Core Equity Fund   0.350% on the first $250 million
                   0.325% on the next $250 million
                   0.300% on the next $500 million
                   0.275% over $1 billion

March 19, 2007

BY EDGAR

Jeff Foor, Esq.
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: VALIC Company I
         File Numbers 2-83631 and 811-03738
         CIK No. 0000719423

Dear Mr. Foor:

     As counsel to VALIC Company I (the "Registrant"), I am transmitting for filing the definitive information statement for the Registrant under Section 14 of the Securities Act of 1934, as amended, concurrently with this letter.

     The Registrant acknowledges that: (a) it is responsible for the adequacy and accuracy of the disclosure in the Information Statement; (b) the Commission's comments and changes to the disclosure in the Information Statement made in response to the Commission's comments do not foreclose the Commission from taking any action with respect to the Information Statement; and (c) it may not assert the Commission's comments or responses to the Commission's comments as a defense in any proceeding initiated by the Commission or any person pursuant to U.S. federal securities laws.

     We intend to mail the Information Statement to shareholders on or about March 19, 2007. Please call me at (713) 831-3299 with any comments or questions you may have. You may also fax information to (713) 831-2258.

                                        Sincerely,


                                        /s/ MARK MATTHES
                                        ----------------------------------------
                                        Mark Matthes
                                        Senior Counsel